UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    January 16, 2013

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 30th Floor New York, NY 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, Harbinger Group Inc., a Delaware corporation (“HGI”), entered into an underwriting agreement, dated December 13, 2012 (the “Underwriting Agreement”), with Jefferies & Company, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), and Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Selling Stockholders”) in connection with the sale by the Selling Stockholders (the “Offering”) of an aggregate of 20,000,000 shares of HGI’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $7.50 per share (the “Public Offering Price”). Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 3,000,000 shares of Common Stock (the “Option Stock”), at the Public Offering Price.

On January 11, 2013, the Underwriters exercised their option to purchase all of the Option Stock from the Selling Stockholders, and the sale of the Option Stock was completed on January 16, 2013. HGI did not sell any shares in the Offering and will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Vice President, Counsel and Corporate Secretary

Date:  January 16, 2013